Exhibit 10.13

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 1st day of November, 2024 (the “Effective Date”) by and between 117 Kendrick DE, LLC, a Delaware limited liability company (“Landlord”), and Verastem, Inc., a Delaware corporation (“Tenant”).

Recitals

A.Landlord, as the successor-in-interest to Intercontinental Fund III 117 Kendrick Street, LLC, a Massachusetts limited liability company, and Tenant are parties to a Lease Agreement dated as of April 15, 2014, as amended by a First Amendment of Lease dated as of February 15, 2018 (collectively, “Lease”), pursuant to which Landlord has leased to Tenant approximately 27,810 rentable square feet of space (the “Premises”) on the first (1st) floor of the building located at and commonly known as 117 Kendrick Street, Needham, Massachusetts (the “Building”). All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.Landlord and Tenant desire to amend the Lease to: (i) extend the Lease Term expiration date from June 30, 2025 to June 30, 2026, (ii) adjust the Fixed Rent; and (iii) make certain other changes to the Lease on and subject to the terms and conditions set forth below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extension of Lease Term. The Lease Term of the Lease is extended for one (1) year beyond June 30, 2025 to June 30, 2026 (the period from July 1, 2025 through June 30, 2026 being called the “Extended Term”) on the same terms and conditions set forth in the Lease, except to the extent inconsistent herewith or as otherwise provided herein.

2.Fixed Rent. During the Extension Term, Fixed Rent shall be as set forth in the schedule below but otherwise in accordance with the terms and conditions of the Lease:

Period:	Annual Fixed Rent:	Monthly Fixed Rent:	Per RSF:
July 1, 2025 through June 30, 2026	$1,091,542.50	$90,961.88	$39.25

3.Specific Amendments of Lease. In furtherance of the above provisions of this Amendment, the Lease is amended as follows:
(a)Lease Term. Effective as of January 1, 2025, Article 3 of the Lease (Lease Term) is deleted in its entirety and the following substituted in place thereof:

“3. LEASE TERM. The lease term for the Premises (the “Lease Term”) shall commence on April 15, 2014 (the “Lease Commencement Date”) and shall expire on June 30, 2026 (the “Expiration Date”).”

(b)Notices. Section 28 of the Lease is deleted in their entirety and the following substituted in place thereof:

“28 NOTICES. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth below or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next Business Day after delivery to a nationally recognized overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) any notice sent by electronic mail as a PDF or similar attachment to an electronic mail message shall be deemed to be effective the day of receipt, provided that the sender did not receive a notice of error, and provided that a copy of such notice is sent via nationally recognized overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees.

“28.1If to Landlord:117 Kendrick DE, LLC

c/o The Bulfinch Companies, Inc. 116 Huntington Ave., Suite 600

Boston, MA 02116 Attention: Robert A Schlager Telephone: (781) 707-4000 Email: ras@bulfinch.com

28.2With a copy to: The Bulfinch Companies, Inc.

116 Huntington Avenue, Suite 600

Boston, MA 02116 Attention: Legal Department Email: legal@bulfinch.com

and

Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street, Suite 3500 Great American Tower

Cincinnati, OH 45202

Attention: Kristin L. Woeste, Esq. Email: klwoeste@vorys.com “

28.3	If to Tenant:Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02492 Attention: Dan Calkins Telephone: (781)267-5560

Email: dcalkins@verastem.com

28.4With a copy to: Goulston &Storrs, PC One Post Office Square Boston, MA 02109

Attention: Jean Bowe, Esq. Telephone: (617) 574-7918 Email: jbowe@goulstonstorrs.com

Fixed Rent. Effective as of July 1, 2025, Exhibit “C” to the Lease (Fixed Rent) is amended by adding the following additional entry at the end of the chart showing Fixed Rent:
“Period	Payable RSF	Rate Per RSF	Annual Fixed Rent	Monthly Fixed Rent
Month 85 – Month 96	27,810	$39.25	$1,091,542.50	$90,961.88”

4.Condition of Premises. Landlord shall have no obligation whatsoever to make any improvements, modifications or alterations to the Premises by reason of the extension of the Lease Term contemplated by this Amendment.

5.Brokers. Each party represents that it has not dealt with any broker or other commissionable agent in connection with this Amendment except for Newmark. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation.

6.Inconsistencies; Continuing Effect of Lease. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

7.Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment. Delivery of this Amendment bearing a signature by facsimile transmission or by electronic mail in "PDF" format shall have the same effect as physical delivery of this Amendment bearing the original signatures. An email transmission of a .pdf format copy of this Amendment or any related instrument bearing original signature(s), or of such instrument bearing signature(s) affixed through “DocuSign,” “Dotloop,” or another recognized signature verification service, shall have the same force and effect as delivery of a hard copy thereof bearing original such signature(s); and any such signature of either party, whether upon this Amendment or any related instrument, shall be valid and binding and admissible by either party against the other all as if the same were an original ink signature.

[Signature Page Follows]

Landlord and Tenant have executed this Amendment as of the date first set forth above.

117 KENDRICK DE, LLC

By:	/s/ Robert A. Shlager
Name:	Robert A. Shlager
Title:	Vice President

VERASTEM, INC.

By:	/s/ Dan Paterson
Name:	Dan Paterson
Title:	CEO

[Signature Page]